UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

June 28, 2011

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Items 2.03 and 3.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Material Modification to Rights of Security Holders

Effective June 28, 2011, Ballantyne Strong, Inc. (the “Company”) entered into a first amendment to its $20 million Credit Agreement (the “Amendment”)  with Wells Fargo Bank, N.A. The Amendment:

•                  Extended the maturity date to June 30, 2012.

•                  Allows the Company to terminate the Credit Agreement, without penalty, upon thirty (30) days written notice.

•                  Eliminated a covenant that previously restricted acquisitions over $7.5 million without bank approval.

•                  Eliminated a covenant that previously restricted dividends over $7.5 million without bank approval.

•                  Replaced the aforementioned covenants with one pertaining to a limitation that the Company’s ratio of total liabilities to total net worth, as defined, cannot exceed 2 to 1.

The Amendment also contains certain other nonmaterial amendments to the Credit Agreement.

The Credit Agreement contains certain other covenants, including a financial condition covenant pertaining to the Company maintaining a minimum net profit before taxes plus or minus non-cash equity in income of the Digital Link II LLC joint venture, plus any non-cash charges related to the legacy film projector business, of $1, measured quarterly, on a rolling 4-quarter basis.  Other covenants pertain to items such as limits on incurring additional debt or lease obligations, limits on issuing guarantees and certain limits on loans, advances and investments with third parties. Upon the occurrence of any event of default specified in the Credit Agreement, including a change in control of the Company (as defined in the Credit Agreement), all amounts due there under may be declared to be immediately due and payable. No amounts are currently outstanding on the Credit Agreement.

The Company may request an increase in the Credit Agreement by up to an additional $5 million; however, any advances on the additional $5 million are subject to approval of Wells Fargo Bank, N.A. The borrowings from the Credit Agreement will primarily be used for working capital purposes and for other general corporate purposes.  The Company’s accounts receivable, general intangibles and inventory secure the Credit Agreement. Borrowings under the Credit Agreement bear interest at a rate equal to LIBOR plus 125 basis points. Interest is paid on a monthly basis. The Company pays a fee of 0.15% per annum on any unused portion.

This summary is qualified entirely by reference to the Credit Agreement, dated June 30, 2010, which was filed as exhibit 4.1 to the Company’s Form 8-K filed on July 7, 2010 and to the Amendment and Revolving Line of Credit Note, which are included with this Report as Exhibits 4.2 and 4.3, respectively.

Item 9.01      Financial Statements and Exhibits

4.1                             Credit Agreement, dated June 30, 2010, by and between the Company and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed July 7, 2010).

4.2                             First Amendment to Credit Agreement, dated June 28, 2011, by and between the Company and Wells Fargo Bank, N.A.

4.3                             Revolving Line of Credit Note, dated June 28, 2011, by and between the Company and Wells Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: June 30, 2011	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer